EXHIBIT 5

Morgan, Lewis & Bockius llp
1701 Market Street
Philadelphia, PA 19103-2921
Tel. 215.963.5000
Fax: 215.963.5001
www.morganlewis.com

April 22, 2005

Health Grades, Inc.
500 Golden Ridge Road, Suite 100
Golden, Colorado 80401

Re:	Health Grades, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Health Grades, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed public offering of up to 10,658,883 shares (the “Shares”) of the Company’s Common Stock, $.001 par value, including 10,305,453 shares currently outstanding (the “Outstanding Shares”) and 353,430 shares (the “Warrant Shares”) issuable upon the exercise of outstanding warrants (the “Warrants”), to be sold by the entity and individuals identified as the selling stockholders in the Registration Statement (the “Selling Shareholders”).

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and Bylaws of the Company and such other documents, records and instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Outstanding Shares are duly authorized, validly issued, fully paid and non-assessable and that the Warrant Shares are duly authorized

Health Grades, Inc.
April 22, 2005

and, when issued against payment therefor in accordance in the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP